UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
April 20, 2022
Date of Report (Date of earliest event reported)

lululemon athletica inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33608	20-3842867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1818 Cornwall Avenue
Vancouver, British Columbia
Canada, V6J 1C7
(Address of principal executive offices, including Zip Code)
Registrant's telephone number, including area code: (604) 732-6124

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.005 per share	LULU	Nasdaq Global Select Market
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.
lululemon used the materials attached hereto as Exhibit 99.1 in connection with our analyst day on April 20, 2022, and we intend to use them from time to time. We will also post the presentation materials on our company website at www.lululemon.com.

In addition, at our analyst day we confirmed our earnings guidance for the first quarter and full year of fiscal 2022. That guidance was included in our fourth quarter and full year of fiscal 2021 earnings release furnished on Form 8-K on March 29, 2022. The fiscal 2022 earnings guidance is subject to the risks, uncertainties and other factors stated or referred to in that earnings release and in our annual report on Form 10-K for the fiscal year ended January 30, 2022.
The information in this current report is being furnished (and not filed) for purposes of Section 18 of the Securities Exchange Act of 1934. This information will not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as expressly stated by specific reference to this current report.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	lululemon materials in connection with April 20, 2022 analyst day

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

lululemon athletica inc.

Dated: April 20, 2022	/s/ MEGHAN FRANK
Meghan Frank
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	lululemon materials in connection with April 20, 2022 analyst day